UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 16, 2020

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, on October 30, 2020, EQT Corporation (EQT) entered into an Underwriting Agreement with BofA Securities, Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule 1 thereto, relating to the offer and sale (the Offering) of $350 million in aggregate principal amount of EQT’s 5.00% Senior Notes due 2029 (the Notes). Legal opinions related to the Notes are filed herewith as Exhibits 5.1 and 5.2.

On November 16, 2020, EQT completed the Offering and issued the Notes pursuant to an Indenture, dated as of March 18, 2008 (the Base Indenture), as supplemented by a Second Supplemental Indenture, dated as of June 30, 2008 (the Second Supplemental Indenture), and as further supplemented by an Eleventh Supplemental Indenture, dated as of November 16, 2020 (the Eleventh Supplemental Indenture), in each case between EQT (or its predecessor) and The Bank of New York Mellon, as trustee. The Notes mature on January 15, 2029 and accrue interest at a rate of 5.00% per annum, payable semi-annually on January 15 and July 15 of each year, commencing on July 15, 2021.

The Base Indenture, as supplemented by the Second Supplemental Indenture and the Eleventh Supplemental Indenture (collectively, the Indenture), contains covenants that limit EQT’s ability to, among other things and subject to certain significant exceptions, incur certain debt secured by liens and engage in certain sale and leaseback transactions, and limit EQT’s ability to enter into certain consolidations, mergers or sales other than for cash or leases of its assets substantially as an entirety to another entity or to purchase the assets of another entity substantially as an entirety.

The foregoing descriptions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Second Supplemental Indenture, the Eleventh Supplemental Indenture and the form of the Notes, copies of which are filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation.

Item 8.01.  Other Events.

On November 16, 2020, EQT issued a press release announcing the early results and upsizing of its previously announced tender offer (the Tender Offer) to purchase for cash up to an amended Maximum Tender Amount (as defined herein) of its outstanding 4.875% Senior Notes due 2021 (the 2021 Notes) and 3.000% Senior Notes due 2022 (the 2022 Notes and, together with the 2021 Notes, the Notes). EQT amended the Tender Offer to increase the combined aggregate principal amount of Notes subject to the Tender Offer from $150,000,000 to $200,000,000 (the Maximum Tender Amount). In addition, EQT amended the Tender Offer to provide that no more than $181,177,000 aggregate principal amount of the 2022 Notes will be purchased in the Tender Offer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of March 18, 2008, between EQT Corporation, as successor, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 18, 2008).
4.2	Second Supplemental Indenture, dated as of June 30, 2008, between EQT Corporation and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.03(c) to Form 8-K filed on July 1, 2008).
4.3	Eleventh Supplemental Indenture, dated as of November 16, 2020, between EQT Corporation and The Bank of New York Mellon, as trustee, pursuant to which the Notes were issued.
4.4	Form of EQT Corporation’s 5.00% Senior Notes due 2029 (included in Exhibit 4.3 hereto).
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2).
99.1	Press Release dated November 16, 2020.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: November 16, 2020	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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